Exhibit 99.1

NEWS RELEASE

RLI Corp.

9025 N. Lindbergh Dr. ½ Peoria, IL 61615-1499

Phone: 309-692-1000 ½ Fax: 309-692-1068

www.rlicorp.com

FOR IMMEDIATE RELEASE

CONTACT: Aaron Jacoby

(309) 693-5880
Aaron_Jacoby@rlicorp.com

www.rlicorp.com

RLI sets record year

PEORIA, ILLINOIS, January 24, 2006 — RLI Corp. (NYSE: RLI) – RLI Corp. reported 2005 net earnings of $107.1 million ($4.07 per diluted share), compared to $73.0 million ($2.80 per diluted share) reported last year.

Earnings Per Diluted Share	2005	2004	2003
Net earnings	$4.07	$2.80	$2.76
Operating earnings	$3.67	$2.47	$2.27

Other significant accomplishments for the year include:

•                  $96.5 million of operating earnings ($3.67 per share)

•                  86.0 combined ratio across all segments

•                  10.1% growth in book value per share, to $27.12

•                  $198 million of net operating cash flow

•                  14.0% growth in investment income

“On behalf of all RLI associates, I am extremely proud to present these results to our shareholders,” said RLI Corp. President & CEO Jonathan E. Michael.  “We generated a 21.6% shareholder return from dividends and stock price appreciation in 2005. We also delivered an exceptional 86.0 combined ratio, marking the 10th consecutive year RLI has achieved a combined ratio below 100. These strong 2005 results occurred against a backdrop of unprecedented industry-wide hurricane losses.  RLI’s ability to sustain these losses – and prosper – illustrates the advantage of our diversified portfolio of specialty insurance products.”

The following significant items affected earnings in 2005. A table on page four provides additional information to this summary:

•                  $45.7 million pretax ($1.13 per share) of favorable loss development from prior years’ reserves.

•                  $18.0 million pretax ($0.44 per share) hurricane loss, including favorable development of 2004 hurricanes.

•                  $12.2 million pretax ($0.30 per share) underwriting loss attributable to construction coverage in the fourth quarter. During the quarter, RLI withdrew from certain construction coverages within the property segment due to continued poor performance.

•                  $4.5 million after tax ($0.17 per share) gain in the fourth quarter as a result of favorable tax treatment on a dividend from unconsolidated investee Maui Jim. In January, 2006 the board of directors of Maui Jim, Inc. declared a dividend that will be payable in the first quarter of 2006. RLI’s share of the cash dividend will be $16.5 million.

Each of these items includes bonus-related impacts which affected other insurance and general corporate expenses.

— more —

Final quarter results affected by Hurricane Wilma and construction loss

Net earnings for the fourth quarter were $18.1 million ($0.68 per share) versus $29.5 million ($1.13 per share) last year. The quarter, in addition to the construction loss ($12.2 million, $0.30 per share) and the tax benefit attributable to the Maui Jim dividend ($4.5 million, $0.17 per share), included other significant items. A table on page four provides additional information to this summary:

•                  $16.9 million of operating earnings ($0.64 per share) compared to $26.8 million ($1.02 per share) for the same period last year

•                  100.4 combined ratio versus 81.3 from 2004’s fourth quarter

•                  $4.8 million pretax ($0.12 per share) hurricane loss, including favorable development of previous 2004 and 2005 hurricanes

•                  $3.6 million pretax ($0.09 per share) of favorable loss development from prior years’ accident reserves in the surety and casualty segments

Underwriting profit for 10th straight year

RLI achieved $68.9 million of underwriting income in 2005 on an 86.0 combined ratio compared to $39.9 million of underwriting income on a 92.2 combined ratio in 2004. For the quarter, RLI recorded an underwriting loss of $0.4 million on a 100.4 combined ratio versus $24.4 million of underwriting income on an 81.3 combined ratio in the fourth quarter of 2004.  The 2005 fourth quarter loss was driven by Hurricane Wilma and the construction loss, and was partially offset by favorable reserve development. The following table highlights annual gross premiums written and combined ratios by segment:

Gross Premiums
Written (in millions)	2005	2004	2003	Combined Ratio	2005	2004	2003
Casualty	$519.1	$519.8	$497.7	Casualty	80.0	94.7	98.4
Property	176.2	178.6	193.4	Property	110.3	79.2	63.8
Surety	60.7	54.2	51.4	Surety	90.0	100.2	114.2
Total	$756.0	$752.6	$742.5	Total	86.0	92.2	92.0

“Although most of our products experienced very strong results, our construction book was a notable exception,” said Michael. “Part of the resiliency of RLI’s business plan is that we have the agility to enter lines of business that look promising, as we did with RLI Marine in the second quarter of this year. This nimbleness also means we can, and sometimes have to, exit a business that isn’t performing up to expectations.”

Hurricane losses, including favorable development of estimates from prior events, increased the full year combined ratio by 3.8 points and the quarter by 4.2 points.  Favorable reserve development primarily from casualty lines improved the combined ratio for the year by 9.5 points and the quarter by 3.1 points.

Gross premiums written were up 0.5% for the year and 11.2% in the fourth quarter.

Casualty

RLI’s casualty segment’s gross premiums written were flat for the year, but grew 3.8% in the fourth quarter. The combined ratios – 80.0 for the year and 86.4 for the quarter – were both driven by strong underlying profitability and favorable reserve development.

Property

RLI’s property segment’s gross premiums written were down 1.3% for the year and up 36.3% in the fourth quarter.  The 2005 premium volume was negatively influenced by the exit from certain construction policies, while the fourth quarter’s growth was driven by market penetration of excess & surplus lines policies as well as rate increases in select geographic areas. The $8.3 million of underwriting loss for the year and $15.3 million for the quarter reflects both the hurricane and construction impacts. These results drove the year-end combined ratio of 110.3, which contrasts to last year’s 79.2 year-end combined ratio, itself hindered by the four Southeast hurricanes of 2004.

Surety

RLI’s surety segment’s gross premiums written were up 12.0% for the year and up 15.4% in the fourth quarter. This growth was achieved with continued strong combined ratios – 90.0 for the year and 79.4 in the fourth quarter– both aided slightly by favorable reserve development.

In commenting on current marketplace conditions, Michael noted, “Our property underwriters are starting to report new business opportunities as other companies restrict activity in the Gulf region. RLI remains committed to the area and will apply our proven underwriting standards as we review these opportunities. Reinsurance costs for these coverages have also risen, and we have already started to see a firming pricing environment. Casualty business should remain relatively stable, which represents an improvement over recent softening trends. Surety remains healthy and recent growth trends should persist.

“A solid balance sheet and reserve strength are hallmarks of RLI,” continued Michael. “As we enter 2006, our balance sheet remains strong and we are well-positioned in what promises to be improving marketplace conditions.”

Investment and other income

Year-end investment income grew 14.0% due to continued positive operating cash flows, from $54.1 million in 2004 to $61.6 million in 2005. Investment income for the quarter reached $16.5 million, an 11.9% increase over the fourth quarter of last year.

The investment portfolio’s total return for 2005 was 3.3%. The bond portfolio gained 3.1% and the equity portfolio’s return was 4.4%. For the quarter, the portfolio’s total return was 0.6% based on a bond portfolio return of 0.7% and an equity portfolio return of 0.1%.

In addition to the investment portfolio results, equity in earnings of unconsolidated investees in 2005 was $10.9 million compared to $5.4 million in 2004, primarily due to the performance of Maui Jim. During the fourth quarter of 2005, equity in earnings of unconsolidated investees was $2.5 million versus $1.1 million for the same period in 2004.  Higher sales and continued strong operating performance by Maui Jim drove the growth in the current quarter and year versus the comparable periods of 2004.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $83.9 million for the year ($3.19 per share) compared to $81.4 million ($3.12 per share) in 2004. Quarterly comprehensive earnings were $10.9 million ($0.41 per share) versus $39.1 million ($1.49 per share) last year.

Other RLI news

The company paid a fourth quarter cash dividend of $0.17 per share on January 13, 2006, which reflected a $0.01 increase over the prior quarter. 2005 marked the 30th consecutive year that RLI has increased dividends. Dividends for the year increased 23.5% to $0.63 per share.

At 3:15 p.m. CDT today, January 24, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions.  These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2004.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from 23 office locations. The company’s talented associates have delivered underwriting profits in 25 of the last 29 years, including the last 10.

RLI’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company – are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact RLI Vice President, Corporate Development Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com, or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2005		2004
	4th Qtr	Full Year	4th Qtr	Full Year
Operating Earnings Per Share	$0.64	$3.67	$1.02	$2.47

Specific gain/(loss) items:
• (Loss) from 2005 Hurricanes Katrina, Rita and Wilma (1)	$(0.17)	$(0.58)	—	—
• Gain/(loss) from 2004 Southeast U.S. hurricanes (1)(2)	$0.05	$0.14	$0.04	$(0.38)
• Gain from favorable reserve development (1)	$0.09	$1.13	$0.29	$0.29
• (Loss) on construction coverage (1)	$(0.30)	$(0.30)	—	—

• Gain from change in tax rate applicable to the $16.5 million dividend from Maui Jim (1)(3)	$0.17	$0.17	—	—

(1)          Includes bonus-related impacts which affected other insurance and general corporate expenses.

(2)          Gains reflect reductions in previously estimated losses.

(3)          As required under Statement of Financial Accounting Standards 109, “Accounting for Income Taxes,” the gain reflects the tax benefit of applying the lower tax rate applicable to affiliated dividends (7%) as compared to the corporate capital gains tax rate (35%) on which previous tax estimates were based.

RLI CORP.

2005 FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$117,464	$130,556	-10.0%	$491,307	$511,348	-3.9%
Net investment income	16,508	14,756	11.9%	61,641	54,087	14.0%
Net realized investment gains	1,787	4,139	-56.8%	16,354	13,365	22.4%
Consolidated revenue	135,759	149,451	-9.2%	569,302	578,800	-1.6%

Loss and settlement expenses	75,493	61,768	22.2%	251,170	306,131	-18.0%
Policy acquisition costs	33,787	34,999	-3.5%	136,058	134,595	1.1%
Other insurance expenses	8,566	9,369	-8.6%	35,196	30,731	14.5%
Interest expense on debt	1,701	1,766	-3.7%	7,118	6,894	3.2%
General corporate expenses	1,670	2,013	-17.0%	6,780	5,536	22.5%
Total expenses	121,217	109,915	10.3%	436,322	483,887	-9.8%

Equity in earnings of unconsolidated investees	2,505	1,063	135.7%	10,896	5,429	100.7%

Earnings before income taxes	17,047	40,599	-58.0%	143,876	100,342	43.4%
Income tax expense	(1,058)	11,130	-109.5%	36,742	27,306	34.6%
Net Earnings	$18,105	$29,469	-38.6%	$107,134	$73,036	46.7%

Other comprehensive earnings (loss), net of tax	(7,244)	9,624	-175.3%	(23,232)	8,318	-379.3%

Comprehensive earnings	$10,861	$39,093	-72.2%	$83,902	$81,354	3.1%

Operating Earnings:(1)
Net Earnings	$18,105	$29,469	-38.6%	$107,134	$73,036	46.7%
Less: Realized investment gains, net of tax	1,161	2,690	-56.8%	10,630	8,687	22.4%
Operating earnings	$16,944	$26,779	-36.7%	$96,504	$64,349	50.0%

Return on Equity:
Net earnings (trailing four quarters)				16.2%	12.5%
Comprehensive earnings (trailing four quarters)				12.7%	14.0%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	26,461	26,155		26,324	26,093

EPS from operations (1)	$0.64	$1.02	-37.3%	$3.67	$2.47	48.6%
Realized gains, net of tax	0.04	0.11	-63.6%	0.40	0.33	21.2%
Net earnings per share	$0.68	$1.13	-39.8%	$4.07	$2.80	45.4%

Comprehensive earnings per share	$0.41	$1.49	-72.5%	$3.19	$3.12	2.2%

Cash dividends per share	$0.17	$0.14	21.4%	$0.63	$0.51	23.5%

(1)         Operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains/losses.  This measure is useful in gauging our core operating performance across reporting periods, but may not be comparable to the definition of operating earnings used by all companies.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change
Total Gross Revenues
Gross premiums written	$198,444	178,495	11.2%	$756,012	752,588	0.5%
Net investment income	16,508	14,756	11.9%	61,641	54,087	14.0%
Net realized investment gains	1,787	4,139	-56.8%	16,354	13,365	22.4%
Total	$216,739	$197,390	9.8%	$834,007	$820,040	1.7%

Net Cash Flow from Operations	$50,410	$13,645	269.4%	$198,027	$188,962	4.8%

	December 31, 2005	December 31, 2004	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,376,695	$1,253,843	9.8%
(amortized cost - $1,384,620 at 12/31/05)
(amortized cost - $1,237,361 at 12/31/04)
Equity securities	321,096	315,875	1.7%
(cost - $186,417 at 12/31/05)
(cost - $169,479 at 12/31/04)
Total investments	1,697,791	1,569,718	8.2%

Premiums and reinsurance balances receivable	126,894	146,667	-13.5%
Ceded unearned premiums	114,668	101,446	13.0%
Reinsurance recoverable on unpaid losses	593,209	464,180	27.8%
Deferred acquisition costs	69,477	67,146	3.5%
Property and equipment	20,859	18,335	13.8%
Investment in unconsolidated investees	54,340	43,398	25.2%
Goodwill	26,214	26,214	0.0%
Other assets	32,418	31,671	2.4%
Total assets	$2,735,870	$2,468,775	10.8%

Unpaid losses and settlement expenses	1,331,866	1,132,599	17.6%
Unearned premiums	383,683	367,205	4.5%
Reinsurance balances payable	97,526	78,062	24.9%
Short-term debt	15,541	46,839	-66.8%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	22,717	38,966	-41.7%
Other liabilities	91,596	81,443	12.5%
Total liabilities	2,042,929	1,845,114	10.7%
Shareholders’ equity	692,941	623,661	11.1%
Total liabilities & shareholders’ equity	$2,735,870	$2,468,775	10.8%

OTHER DATA
Common shares outstanding (in 000’s)	25,551	25,316

Book Value per share	$27.12	$24.64	10.1%
Closing stock price per share	$49.87	$41.57	20.0%

Statutory Surplus	$690,547	$605,967	14.0%

UNDERWRITING SEGMENT DATA

(in thousands)

	Property	GAAP Ratios	Surety	GAAP Ratios	Casualty	GAAP Ratios	Total	GAAP Ratios
Three Months Ended December 31,
2005

Gross premium written	$49,937		$13,007		$135,500		$198,444
Net premium written	18,479		12,350		87,668		118,497
Net premium earned	14,868		14,062		88,534		117,464
Net loss & settlement expenses	20,318	136.7%	2,232	15.9%	52,943	59.8%	75,493	64.3%
Net operating expenses	9,868	66.4%	8,929	63.5%	23,556	26.6%	42,353	36.1%
Underwriting income(loss)	$(15,318)	203.1%	$2,901	79.4%	$12,035	86.4%	$(382)	100.4%

2004
Gross premium written	$36,628		$11,270		$130,597		$178,495
Net premium written	18,156		10,096		92,654		120,906
Net premium earned	24,585		12,085		93,886		130,556
Net loss & settlement expenses	5,124	20.8%	4,432	36.7%	52,212	55.6%	61,768	47.3%
Net operating expenses	8,987	36.6%	7,634	63.2%	27,747	29.6%	44,368	34.0%
Underwriting income(loss)	$10,474	57.4%	$19	99.9%	$13,927	85.2%	$24,420	81.3%

	Property	GAAP Ratios	Surety	GAAP Ratios	Casualty	GAAP Ratios	Total	GAAP Ratios
Twelve Months Ended December 31,
2005

Gross premium written	$176,228		$60,669		$519,115		$756,012
Net premium written	89,089		56,011		349,465		494,565
Net premium earned	80,528		51,886		358,893		491,307
Net loss & settlement expenses	55,344	68.7%	14,327	27.6%	181,499	50.6%	251,170	51.1%
Net operating expenses	33,526	41.6%	32,358	62.4%	105,370	29.4%	171,254	34.9%
Underwriting income(loss)	$(8,342)	110.3%	$5,201	90.0%	$72,024	80.0%	$68,883	86.0%

2004
Gross premium written	$178,625		$54,146		$519,817		$752,588
Net premium written	91,549		49,214		370,449		511,212
Net premium earned	98,043		47,688		365,617		511,348
Net loss & settlement expenses	41,735	42.6%	18,355	38.5%	246,041	67.3%	306,131	59.9%
Net operating expenses	35,908	36.6%	29,402	61.7%	100,016	27.4%	165,326	32.3%
Underwriting income(loss)	$20,400	79.2%	$(69)	100.2%	$19,560	94.7%	$39,891	92.2%